                                                                      Exhibit 99

[UNITED BANCORP, INC. LOGO]


P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

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PRESS RELEASE
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UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     12:00 PM     January  25, 2005

SUBJECT: UNITED BANCORP, INC. REPORTS DILUTED EARNINGS PER SHARE OF $0.85 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO $0.94 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $3,233,000 compared to $3,639,000 for the twelve months ended December 31, 2004 and 2003, respectively. On a per share basis, diluted earnings per share were $0.85 for the twelve months ended December 31, 2004 compared to $0.94 for the same period in 2003, a decrease of 10%. Fourth quarter earnings, which were negatively impacted by higher pension costs and the absence of gains on sale of loans and securities, were $0.16 per share compared to the Company's strongest quarterly performance in history of $0.29 per share in 2003. Earnings per share data gives effect to the 10% stock split paid in the form of a dividend in 2004.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer of UBCP, stated 2004 earnings generated a 0.83% return on average assets ("ROA") and a 9.9% return on average equity ("ROE"). Greenwood also stated, "2004 was the second most profitable year in the Company's history with core earnings providing a solid foundation for positive earnings growth in 2005. Contributing to the improvement in 2004 core earnings was a 9% growth in gross loans totaling $17 million. The $406,000 decline in net earnings is primarily attributable to a $318,000 after-tax reduction in cyclical gains on sale of loans and securities. During 2004 the Company experienced core earnings improvements with service charges on depository accounts up 14.9% or $167,000, while noninterest expense remained virtually unchanged at $10.4 million. The Company's net interest income in 2004 also remained stable from 2003 as a result of the low interest rate environment that persisted throughout much of 2004. At December 31, 2004, gross outstanding loans comprised 54% of total assets as compared to 52% at December 31, 2003. The focus of the affiliate banks' lending activities is in the local markets they serve and credit quality is strong, as evidenced by the positive trend of net charge-offs to average loans. Net charge-offs to average loans of 0.22% for 2004 is the lowest percentage of losses in our loan portfolio since the expansion of our Community Bank affiliate into Fairfield County in 2000."

James W. Everson, Chairman, President & CEO, stated, "Our consolidated earnings performance in 2004, although less than our record results in 2003 is comprised of core earnings growth and reflects management's strong control of noninterest expense. We have a solid foundation of financial performance at both affiliate banks to begin 2005 and we are looking to further expand our Community Bank franchise in Fairfield County. Our Community Bank affiliate earnings excluding security gains increased approximately $405,000 in 2004 compared to 2003 and we anticipate continued strong earnings growth in 2005 for this affiliate and our Citizens Bank affiliate."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $398 million and total shareholders' equity of approximately $33 million as of December 31, 2004. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, an Operations Center and a UVEST Investment Services(R) brokerage office located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #909911109.
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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                      UBCP

                                                                               FOR THE THREE MONTHS ENDED DECEMBER 31,          %
                                                                                     2004                  2003              CHANGE
                                                                                 ------------          ------------          ------
EARNINGS
  Total interest income                                                          $  5,223,753          $  5,304,405           -1.52%
  Total interest expense                                                            1,943,130             1,938,679            0.23%
                                                                                 ------------          ------------
  Net interest income                                                               3,280,623             3,365,726           -2.53%
  Provision for loan losses                                                           119,500               126,000           -5.16%
  Service Charges on deposit accounts                                                 318,960               308,156            3.51%
  Net realized (losses)/gains of sales on securities                                    4,561                 8,241          -44.65%
  Net realized gain on sale of loans                                                    9,548               119,895          -92.04%
  Other noninterest income                                                            156,884                98,128           59.88%
  Total noninterest expense                                                         2,886,782             2,457,548           17.47%
  Income tax expense                                                                  160,794               199,300          -19.32%
  Net income                                                                     $    603,500          $  1,117,298          -45.99%
PER SHARE
  Earnings per common share - Basic                                              $       0.16          $       0.29          -44.83%
  Earnings per common share - Diluted                                                    0.16                  0.29          -44.83%
  Cash Dividends paid                                                                    0.13                  0.12            8.33%
SHARES OUTSTANDING
  Average - Basic                                                                   3,811,417             3,844,277             --
  Average - Diluted                                                                 3,817,925             3,855,531             --


                                                                              FOR THE TWELVE MONTHS ENDED DECEMBER 31,          %
                                                                                     2004                  2003              CHANGE
                                                                                 ------------          ------------            ----
EARNINGS
  Total interest income                                                          $ 20,506,914          $ 20,720,464           -1.03%
  Total interest expense                                                            7,538,572             7,837,463           -3.81%
                                                                                 ------------          ------------
  Net interest income                                                              12,968,342            12,883,001            0.66%
  Provision for loan losses                                                           618,000               540,000           14.44%
  Service charges on deposit accounts                                               1,289,573             1,122,202           14.91%
  Net realized gains of sales on securities                                            77,163               344,366          -77.59%
  Net realized gains on sale of loans                                                  42,108               177,813          -76.32%
  Other noninterest income                                                            790,176               967,185          -18.30%
  Total noninterest income                                                          2,199,020             2,611,566          -15.80%
  Total noninterest expense                                                        10,452,666            10,415,947            0.35%
  Income tax expense                                                                  863,799               899,229           -3.94%
  Net income                                                                     $  3,232,897          $  3,639,391          -11.17%
PER SHARE
  Earnings per common share - Basic                                              $       0.85          $       0.94           -9.57%
  Earnings per common share - Diluted                                                    0.85                  0.94           -9.57%
  Cash Dividends paid                                                                    0.48                  0.43           11.63%
  Book value (end of period)                                                             8.66                  8.38            3.34%
SHARES OUTSTANDING
  Average - Basic                                                                   3,818,351             3,859,570             --
  Average - Diluted                                                                 3,824,574             3,876,111             --
AT YEAR END
  Total assets                                                                   $397,521,584          $385,522,969            3.11%
  Total assets (average)                                                          389,832,000           373,906,000            4.26%
  Other real estate and repossessions                                               1,014,207               940,015            7.89%
  Gross loans                                                                     215,446,870           198,608,574            8.48%
  Non-performing loans                                                              1,106,000               101,000          995.05%
  Average loans                                                                   208,658,000           192,725,000            8.27%
  Securities and other restricted stock                                           156,879,049           160,366,876           -2.17%
  Shareholders' equity                                                             32,824,111            32,514,459            0.95%
  Shareholders' equity (average)                                                   32,622,000            31,918,000            2.21%
STOCK DATA
  Market value - last close (end of period)                                      $      14.89          $      16.29           -8.59%
  Dividend payout ratio                                                                 56.47%                45.74%          23.46%
  Price earnings ratio                                                                  17.52 x               17.33 x          1.08%
KEY PERFORMANCE RATIOS
  Return on average assets (ROA)                                                         0.83%                 0.97%         -14.43%
  Return on average equity (ROE)                                                         9.91%                11.40%         -13.07%
  Net interest margin (FTE)                                                              3.96%                 4.09%          -3.18%
  Interest expense to average assets                                                     1.93%                 2.10%          -8.10%
  Total allowance loan losses
    to total loans                                                                       1.39%                 1.43%          -2.80%
  Nonperforming loans to total loans                                                     0.51%                 0.01%        5033.52%
  Nonperforming assets to total assets                                                   0.53%                 0.27%          96.30%
  Net charge-offs to average loans                                                       0.22%                 0.33%         -33.33%
  Equity to assets at period end                                                         8.26%                 8.43%          -2.05%

The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.